UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2009

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-7700

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry into a Material Definitive Agreement

Effective December 18, 2009, City National Bank, a national banking association (the “Bank”) and wholly-owned subsidiary of City National Corporation, a Delaware corporation (the “Company”), assumed all deposits (other than certain brokered CDs retained by the FDIC) and acquired certain assets and liabilities of Imperial Capital Bank, a California state-chartered non-member commercial bank headquartered in La Jolla, California (“ICB”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for ICB (the “Acquisition”).

The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on December 18, 2009 (the “Agreement”).  Under the terms of the Agreement, and based on balances as of September 30, 2009, the Bank acquired approximately $3.4 billion in total assets, including $2.6 billion in loans held and assumed $3.2 billion in liabilities, including $2.2 billion in deposits of ICB.  These amounts are estimates, subject to adjustment based upon final settlement with the FDIC.  All assets and liabilities are purchased at ICB’s book value as of closing, except assets with an otherwise agreed valuation.  The deposits were acquired at a premium of 0.24% (except for brokered deposits, CDARS and any market place deposits which were acquired without a premium), and certain loans were acquired at approximately a 25% discount to ICB’s historic book value as of September 30, 2009, subject to customary adjustment.  In connection with the Acquisition, the FDIC will make a payment to the Bank in the amount of approximately $96 million, subject to a customary post-closing adjustment for the new current balance sheet as of December 18, 2009 based upon the final closing date balance sheet for ICB.  The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities and assets of ICB or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims made by shareholders of ICB.

In connection with the Acquisition, the Bank entered into a loss-sharing arrangement with the FDIC that covers an estimated $2.6 billion in loans acquired.  Pursuant to the terms of the loss sharing arrangement, the FDIC will reimburse the Bank for 80% of eligible losses up to $649 million with respect to covered assets.  The FDIC will reimburse the Bank 95% of eligible losses in excess of $649 million with respect to covered assets.  The terms of the single family residential loss share program is ten years.  The term of the loss share program for all other loans is seven years, with the first seven years for losses and recoveries and the final one year for recoveries only.  Within the last nine months of the seventh year under the commercial loan loss share agreement, the Bank will have the right, without FDIC consent, to sell and liquidate for cash up to $400 million in remaining commercial shared loss assets subject to certain terms and conditions set forth in the Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01                                          Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01                                          Regulation FD Disclosure

On December 18, 2009, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 21, 2009, at 8:00 a.m. (Pacific Standard Time) the Company hosted a conference call to discuss the Acquisition.  A copy of the investor presentation slides discussed during the call, which slides are also posted on the Company’s website, are attached hereto as Exhibit 99.2, and are incorporated herein by reference.

Item 9.01                                          Financial Statements And Exhibits

(d)   Exhibits

Exhibit No.	Description of Exhibits

2.1

Purchase and Assumption Agreement — Whole Bank — All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Imperial Capital Bank, La Jolla, California, the Federal Deposit Insurance Corporation and City National Bank, dated as of December 18, 2009.

99.1	Press Release, dated December 18, 2009, announcing the Acquisition.

99.2	Investor slide presentation presented on December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

December 22, 2009	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President, Corporate Secretary and General Counsel (Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1

Purchase and Assumption Agreement — Whole Bank — All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Imperial Capital Bank, La Jolla, California, the Federal Deposit Insurance Corporation and City National Bank, dated as of December 18, 2009.

99.1	Press Release, dated December 18, 2009, announcing the Acquisition.

99.2	Investor slide presentation presented on December 21, 2009.